Exhibit 10.7
Keros Therapeutics, Inc.

Amended and Restated Non-Employee Director Compensation Policy

Each member of the Board of Directors (the “Board”) who is not also serving as an employee of or consultant to Keros Therapeutics, Inc. (the “Company”) or any of its subsidiaries (each such member, an “Eligible Director”) will receive the compensation described in this Amended and Restated Non-Employee Director Compensation Policy (this “Policy”) for his or her Board service. An Eligible Director may decline all or any portion of his or her compensation by giving notice to the Company prior to the date cash may be paid or equity awards are to be granted, as the case may be. This Policy first became effective commencing as of April 7, 2020 (the “Effective Date”), has been subsequently amended, most recently on February 24, 2026, and may be further amended at any time in the sole discretion of the Board or the Compensation Committee of the Board.

Annual Cash Compensation

The annual cash compensation amount set forth below is payable to Eligible Directors in equal quarterly installments, payable in arrears on the last day of each fiscal quarter in which the service occurred. If an Eligible Director joins the Board or a committee of the Board at a time other than effective as of the first day of a fiscal quarter, each annual retainer set forth below will be pro-rated based on days served in the applicable fiscal year, with the pro-rated amount paid for the first fiscal quarter in which the Eligible Director provides the service and regular full quarterly payments thereafter. All annual cash fees are vested upon payment.

1.Annual Board Service Retainer:
a.All Eligible Directors: $41,500
b.Chairman of the Board Service Retainer (in addition to Eligible Director Service Retainer): $33,000
c.Lead Independent Director (in addition to Eligible Director Service Retainer): $31,000

2.Annual Committee Chair Service Retainer:
a.Chairman of the Audit Committee: $17,000
b.Chairman of the Compensation Committee: $14,000
c.Chairman of the Nominating and Corporate Governance Committee: $10,000

3.Annual Committee Member Service Retainer (not applicable to Committee Chairs):
a.Member of the Audit Committee: $8,500
b.Member of the Compensation Committee: $7,000
c.Member of the Nominating and Corporate Governance Committee: $5,000

Equity Compensation

The equity compensation set forth below will be granted under the Company’s 2020 Equity Incentive Plan (the “Plan”), subject to the approval of the Plan by the Company’s stockholders. All stock options granted under this Policy will be nonstatutory stock options, with an exercise price per share equal to 100% of the Fair Market Value (as defined in the Plan) of the underlying Common Stock on the date of grant, and a term of ten years from the date of grant (subject to earlier termination in connection with a termination of service as provided in the Plan, provided that upon a termination of service other than for death, Disability or Cause (as each such term is defined in the Plan), the post-termination exercise period will be 12 months from the date of termination).

1.Initial Grant: For each Eligible Director who is first elected or appointed to the Board following the Effective Date, on the date of such Eligible Director’s initial election or appointment to the Board (or, if such date is not a market trading day, the first market trading day thereafter) (the “Appointment Effective Date”), the Eligible Director will be automatically, and without further action by the Board or the Compensation Committee of the Board, granted (i) a stock option to purchase a number of shares of Common Stock having a grant date fair value, as determined in accordance with Financial Accounting Standards Board ASC Topic 718, equal to $150,000 (the “Initial Option Grant”); provided, that the number of shares of Common Stock subject to the Initial Option Grant will not exceed 0.075% of the number of shares of Common Stock outstanding as of the applicable grant date; and (ii) a restricted stock unit award covering a number of shares of Common Stock having a grant date fair value, as determined in accordance with Financial Accounting Standards Board ASC Topic 718, equal to $150,000 (the “Initial RSU Grant”); provided, that the number of shares of Common Stock subject to the Initial RSU Grant will not exceed 0.075% of the number of shares of Common Stock outstanding as of the applicable grant date. The shares subject to each Initial Option Grant will vest in equal quarterly installments over a three year period such that the option is fully vested on the third anniversary of the date of grant, subject to the Eligible Director’s Continuous Service (as defined in the Plan) through each such vesting date. The Initial RSU Grant will vest over a three-year period, in twelve equal quarterly installments on each Quarterly Vesting Date (as defined below) that occurs on or following the Appointment Effective Date, subject to the Eligible Director’s Continuous Service through each such vesting date. “Quarterly Vesting Date” means the 15th of each of February, May, August and November. Notwithstanding the foregoing, each Initial Option Grant and Initial RSU Grant will vest in full upon a Change in Control (as defined in the Plan).

2.Annual Grant: On the date of each annual stockholder meeting of the Company held after the Effective Date (the “Annual Grant Date”), each Eligible Director who continues to serve as a non-employee member of the Board following such stockholder meeting (other than a director receiving an Initial Option Grant and an Initial RSU Grant less than three (3) months prior to such stockholder meeting) will be automatically, and without further action by the Board or the Compensation Committee of the Board, granted (i) a stock option to purchase a number of shares of Common Stock having a grant date fair value, as determined in accordance with Financial Accounting Standards Board ASC Topic 718, equal to $75,000 (the “Annual Option Grant”); provided, that the number of shares of Common Stock subject to the Annual Option Grant will not exceed 0.0375% of the number of shares of Common Stock outstanding as of the applicable grant date; and (ii) a restricted stock unit award covering a number of shares of Common Stock having a grant date fair value, as determined in accordance with Financial Accounting Standards Board ASC Topic 718, equal to $75,000 (the “Annual RSU Grant”); provided, that the number of shares of Common Stock subject to the Annual RSU Grant will not exceed 0.0375% of the number of shares of Common Stock outstanding as of the applicable grant date. The shares subject to the Annual Option Grant will vest in equal quarterly installments over the 12 months following the date of grant, provided that the Annual Grant will in any case be fully vested on the date of the Company’s next annual stockholder meeting, subject to the Eligible Director’s Continuous Service through such vesting date. The Annual RSU Grant will fully vest on the earlier of (A) the first anniversary of the applicable Annual Grant Date and (B) the date of the Company’s next annual stockholder meeting following the applicable Annual Grant Date, subject to the Eligible Director’s Continuous Service through such vesting date. Notwithstanding the foregoing, each Annual Option Grant and Annual RSU Grant will vest in full upon a Change in Control.

Non-Employee Director Compensation Limit

Notwithstanding the foregoing, the aggregate value of all compensation granted or paid, as applicable, to any individual for service as a Non-Employee Director (as defined in the Plan) shall in no event exceed the limits set forth in Section 3(d) of the Plan.

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